Exhibit 99.1

NovaBay Pharmaceuticals Completes $6.0 Million Private Placement

EMERYVILLE, Calif. (February 12, 2018) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY), a biopharmaceutical company focused on commercializing Avenova®, a prescription product for the domestic eye care market, announces the completion of a private placement of 1.7 million shares of common stock to OP Financial Investment Limited for gross proceeds of $5,984,000. OP Financial Investment Limited is an institutional investor listed on the Main Board of Hong Kong Stock Exchange (Stock code: 01140) focused on cross-border investment opportunities. China Kington Asset Management Co. Ltd. served as placement agent for the financing.

“We believe our investment in NovaBay provides OP Financial with unique insight and fresh experience in drug commercialization, as well as an opportunity to become more familiar with the U.S. pharmaceutical industry,” said OP Financial CEO Zhang Gaobo.

Eric (Bing) Wu, Partner and Senior VP at China Kington Asset Management Co. Ltd., stated, “China Kington is proud to be the financial partner of NovaBay and this transaction aligns with our commitment to connect U.S. public companies with the financial resources in China and Hong Kong. We will continue to play an active role between U.S. biopharmaceutical companies and China’s financial market.”

“We are pleased to complete this financing on favorable terms to NovaBay with an investor that shares our focus on the significant long-term potential of Avenova,” said Mark M. Sieczkarek, NovaBay’s Chairman, President and CEO. “While our previously announced $10.32 million private placement with Ch-gemstone Capital expired due to an issue with foreign investments by Chinese funds, we are pleased to offer this opportunity to OP Financial and are delighted to welcome them as a new shareholder. We thank China Kington for its continued commitment to our success.”

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®
NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements
This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial prospects and/or outlook and are indicated by words or phrases such as "continue," "believe" and similar words or phrases. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to difficulties or delays in manufacturing, distributing, and selling the Company’s products, unexpected adverse side effects or inadequate therapeutic efficacy of our product, the uncertainty of patent protection for the Company’s intellectual property, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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NovaBay Contacts

For NovaBay Avenova purchasing information:
Please Call us toll free: 1-800-890-0329 or email sales@avenova.com.

From the Company
Jack McGovern
Chief Financial Officer
510-899-8800
jmcgovern@novabay.com

Investor Contact
LHA
Jody Cain
310-691-7100
jcain@lhai.com

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